Exhibit 99(a)(5)(E)

Global Eagle Entertainment Announces Results of Warrant Exchange Offer

LOS ANGELES, September 11, 2014 (GLOBE NEWSWIRE) -- Global Eagle Entertainment Inc. (Nasdaq:ENT) ("Global Eagle," the "Company," "we" or "our"), a worldwide leading provider of content, connectivity and digital media solutions to airlines, today announced the results of its previously announced offer to exchange ("Offer to Exchange") 0.3333 shares of the Company's common stock ("Shares") for each outstanding Company warrant exercisable for Shares at an exercise price of $11.50 per Share (the "Warrants") (approximately one Share for every three Warrants tendered), up to a maximum of 15,000,000 Warrants. The Offer to Exchange expired at 9:00 a.m., Eastern Time, on Thursday, September 11, 2014.

According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer to Exchange, 12,682,755 Warrants were validly tendered and not validly withdrawn, representing approximately 85% of the maximum number of Warrants that were offered to be exchanged or approximately 55% of the total number of outstanding Warrants. Global Eagle has accepted for exchange all of such Warrants. Approximately 4,227,187 Shares will be issued in exchange for such Warrants, including Shares to be issued as a result of the rounding of fractional Shares. Settlement is expected to occur on September 12, 2014.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell securities.

Forward-Looking Statements

We make forward-looking statements in this press release. These forward-looking statements relate to expectations or forecasts for future events, including without limitation, completion of the Offer to Exchange, our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words "may," "might," "will," "will likely result," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "continue," "target" or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and should not be relied upon as representing our views as of any subsequent date. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation those risks and uncertainties described in our most recent annual report on Form 10-K, as amended, and subsequently filed reports on Form 10-Q, as amended. As a result, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About Global Eagle Entertainment

Global Eagle Entertainment Inc. (Nasdaq:ENT) is a worldwide provider of media content, technology, and connectivity solutions to the travel industry. Through the industry's most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of inflight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development. Serving over 150 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives. The company's headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America. Find out more at www.globaleagleent.com

CONTACT: Global Eagle Entertainment:

Kevin Trosian

+1 310-740-8624

investor.relations@globaleagleent.com

pr@globaleagleent.com